Exhibit 10-7

Addendum to Loan Agreement

As of the April 17, 2012 the loan agreement associated with Loan # 9660933120-00004 in the original amount of $6,940,000, dated February 22, 2011 by and between BRANCH BANKING AND TRUST COMPANY (“Bank”) and Southeast Power Corporation, a State of Florida corporation (“Borrower”), having its executive office at Melbourne, Florida is hereby amended as follows:

Section 5 Financial Covenants is modified to replace:

“Debt to Worth. A ratio of total liabilities to tangible net worth of not greater than 1.5 to 1.0.”

with

“Debt to Worth. A ratio of total liabilities to tangible net worth of not greater than 2.0 to 1.0”

No other changes or modifications to the original agreement are made by this addendum. This addendum modification would supersede any prior change or addendum to this section of the loan agreement.

IN WITNESS WHEREOF, the Bank, Borrower and Guarantor(s) have caused this Agreement to be duly executed under seal all as of the date first above written.

Witnesses:		Borrower:
Southeast Power Corporation

/s/ Barry Forbes	By:	/s/ Stephen R. Wherry
Stephen R. Wherry
/s/ Cassandra Mora-Brown		Title: Treasurer

Guarantors:
The Goldfield Corporation

/s/ Barry Forbes	By:	/s/ Stephen R. Wherry
Stephen R. Wherry
/s/ Cassandra Mora-Brown		Title: Senior Vice President

Bank:
Branch Banking and Trust Company
/s/ Stephen R. Wherry
	By:	/s/ Barry Forbes
/s/ Cassandra Mora-Brown		Barry Forbes
Title: Senior Vice President